Exhibit 10.7

Game Marketing Agency Agreement

NAVER Corporation (hereinafter referred to as ‘NAVER’) and LINE+ Corporation (hereinafter ‘LINE+’) hereby sign the ‘NAVER Marketing Agency Agreement’ in order for LINE+ to execute marketing related tasks as the official agency of NAVER’s game project.

Major Agreement Details

Marketing Agency	LINE+ Corporation

Agreement Period	From February 2, 2015 for 2 years from the launching date of the final proposal game

Agency Fee	30% of the NAVER’s profit share from the partnership agreement which targets the game proposed by LINE+

Consigned Work

•      Role of LINE+

-       Proposing the target game for marketing partnership and managing partner company

-       Establishing advertisement execution plan for the marketing of the partnering game

-       Executing and managing the external advertisement for the partnering game

•      Role of NAVER

-       Reviewing the game proposal and advertisement execution plan of LINE+

-       Establishing the joint marketing partnership agreement for the game proposed by LINE+

-       Executing and managing the internal advertisement plan amongst the advertisement execution plan established by LINE+

Attached File	1. Confidentiality Pledge 2. Statement of Consigned Work

The detailed conditions for the Agreement shall be defined in the following ‘General Conditions of the Agreement.’ NAVER and LINE+ agree with the provisions in the ‘Major Agreement Details’ and ‘General Conditions of the Agreement’ and in order to verify the validity of the Agreement, two (2) copies of the Agreement must be drafted and signed by both parties. Each party shall keep one (1) copy of the Agreement to its custody.

February 2, 2015

‘NAVER’ NAVER Corporation NAVER Green Factory, 6, Buljeong-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, Korea	‘LINE+’ LINE+ Corporation 42, Hwangsaeul-ro 360beon-gil, Bundang-gu, Seongnam-si, Gyeonggi-do, Korea (Seohyun-dong, 11 Fl., AK Plaza Bundang)

CEO Sang-hun Kim (Seal)	CEO Joong-ho Shin (Seal)

General Conditions for the Agreement

Article 1. Purpose

The purpose of the Agreement lies in defining the conditions of the Agreement for the marketing consignment that needs to be implemented by NAVER and LINE+ and to mutually implement the Agreement according to the principle of good faith and trust.

Article 2. Scope of Agreed Tasks

1. The scope and concrete details of the work that the LINE+ needs to provide to NAVER hereunder shall follow ‘Attachment 2. Statement of Consigned Work’ following this Agreement.

2. NAVER and LINE+ may change or add the scope and contents of the duties defined in above clause upon mutual consultation.

3. NAVER and LINE+ may jointly fulfill the tasks upon mutual consultation, when required, as both parties proceed with the agreed tasks.

Article 3. Rights and Obligations

1. LINE+ shall propose the target games for marketing partnership, establish overall advertisement execution plan and implement external marketing in accordance with ‘Attachment 2. Statement of Consigned Work’ for NAVER.

2. NAVER shall consider the feasibility and validity of the game partnership and marketing activities proposed by LINE+ and decide whether to implement such business and notify LINE+ of its decision.

3. Should NAVER decides to proceed with the game partnership and marketing in accordance with Article 3.2, LINE+ shall mutually consult with NAVER on the details of such partnership and marketing for the implementation.

4. NAVER shall implement the internal advertisement according to the advertisement execution plan set up by LINE+ sincerely and actively and share the execution details with LINE+.

5. LINE+ must send a written report to NAVER, at least once a month, describing the progress of duties as well as the status thereof for the agreed task in view of the details stipulated in ‘Attachment 2. Statement of Consigned Work.’

5. If the work is delayed due to a reason attributable to LINE+, LINE+ must come up with a countermeasure at its own responsibility and take a swift and proper measure and such matters must be reported to NAVER in writing. However, if the delay of LINE+ is caused by the reason of NAVER, LINE+ must be indemnified of the responsibility.

Article 4. Reviewing the Agreed Tasks

1. NAVER may review the game and advertisement execution plan proposed by LINE+ and request for a modification thereto upon LINE+.

2. In case NAVER requests for a modification on the advertisement execution plan to LINE+, LINE+ shall actively cooperate to this matter.

Article 5. Provision of Agency Fee

1. As a compensation for implementing the marketing activities as an agency hereunder, NAVER shall pay the agency fee to LINE+ in accordance with below table.

Standard	Amount of monthly agency fee
The agency fee shall be based on the monthly profit share that NAVER receives by striking the joint marketing agreement (hereinafter ‘Joint Marketing Agreement’) with game developer or publisher for the game proposed by LINE+. (However, the standard for the concerned profit share shall be shared with LINE+ in writing in advance.)	30% of NAVER’s monthly profit share.

2. NAVER shall send the monthly (calculated from the 1st day until the last day of each concerning month, month M) settlement breakdown to LINE+ until the 2nd business day of the month (M+2) and LINE+ shall claim for the provision of agency by sending the tax invoice issued on the last day of the month (M+1) within three (3) business days upon confirming the settlement breakdown, then NAVER, upon receipt of the tax invoice, shall wire transfer the said amount within the last day of the month (M+2) to the bank account designated by LINE+.

3. LINE+ may request upon NAVER to view the documentation regarding the calculation and provision of the agency fee and should such request arrives at NAVER, NAVER shall actively cooperate to the request.

Article 6. Tax and Public Utilities Charge

The taxes and public utilities charge imposed to either NAVER or LINE+ while implementing the Agreement shall be taken care of respectively.

Article 7. Compensation for Damage

If a bodily injury or property damage has been occurred to the counterpart or the third party by a reason attributable to one party surrounding this Agreement, the party at fault shall compensate for all damages inflicted therein.

Article 8. Assignment and Disposal

1. LINE+ shall not dispose of any rights or obligation of the Agreement including subcontracting, transferring or providing collateral to a third party without a prior written approval of NAVER.

2. All the responsibilities to nonfulfillment of the contract shall vest in LINE+ if the agreed duties had been subcontracted or transferred to a third party after acquiring approval from NAVER.

Article 9. Intellectual Property Rights

All the intellectual property rights to the outcome produced as a result of implementing this Agreement shall vest in NAVER.

Article 10. Warranty

1. LINE+ warrants that the matters provided to NAVER including the agreement object and deliverables produced whilst implementing the Agreement as well as the document that LINE+ uses for the implementation of the Agreement do not infringe upon any rights including the intellectual property rights of a third party.

2. Should a conflict arise from the violation of the Article 10, LINE+ shall notify of the matters in writing to NAVER in a swift manner and indemnify of NAVER from any responsibility and resolve such conflict at LINE+’s own responsibility and cost.

3. During the occurrence of the conflict as stipulated in above clause, LINE+, with a mutual agreement with NAVER, shall make efforts to secure a right to guarantee NAVER’s continued use of the deliverables or take protective measures of correcting or replacing the deliverables so that the use of said deliverables are not suspended. In such case, NAVER may claim for damages occurred from the suspension of use upon LINE+.

Article 11. Confidentiality

1. NAVER and LINE+ shall handle all information including the contents of the Agreement, deliverables as well as the business information, knowhow or trade secrets of the counterpart that either party has acquired or will acquire in relation to the implementation of the Agreement as confidential information (hereinafter ‘Confidential Information’) and shall not expose the Confidential Information to a third party and take all necessary measures to prevent its employee, deputy or counselor from leaking pertaining information.

2. All data including the Confidential Information must be returned or destroyed immediately upon the Provider’s request when the Agreement is terminated due to the expiration of the agreement term or cancellation or if the recipient decides that such Confidential Information is no longer necessary.

3. All Confidential Information is wholly-owned by the provider of such information and both parties confirm that the provision of Confidential Information is not allowing the right to implement or use the intellectual property right to the recipient.

4. If matters relevant to the exercise of the business need to be exposed to the media, the exact time and method shall be determined upon mutual consultation of both parties.

5. Notwithstanding the provision stipulated in Article 11.1, LINE+ may provide the documentation or information of the counterpart that it had acquired while signing or implementing this Agreement to its mother company, LINE Corporation. However, in this case, LINE+ shall guarantee that compliance of LINE Corporation with the procedure and obligation stipulated herein and bear all responsibilities surrounding such sharing.

6. The obligation defined in Article 11 shall remain effective for three (3) years after the termination of the Agreement and if a loss is incurred to the other party by violating this Article, the party at fault shall compensate for all damages therein.

Article 12. Termination of Agreement

1. If NAVER and LINE+ wish to terminate the Agreement during the Agreement Term due to unavoidable reason, such intention shall be notified to the other party thirty (30) days in prior in writing.

2. Should below reasons occur, either NAVER or LINE+ may immediately terminate the Agreement by sending a unilateral notice without sending final notification.

A. When a seamless implementation of the agreement is considered to be impossible due to reasons including a cancellation of business, a commencement of compulsory execution such as provisional attachment and injunction from a third party to key assets or a resolution of dissolution occurring to either party;

B. If either NAVER or LINE+ had been faced with or has applied for bankruptcy or reorganization proceedings;

C. If the credit of NAVER or LINE+ possesses potential risks including a case where the marketable securities issued, endorsed or guaranteed by either NAVER or LINE+ are bounced;

D. If either NAVER or LINE+ is found to have accepted bribery or committed an illegal or foul action that hinders a normal implementation of the agreed tasks whilst executing the Agreement;

E. If NAVER has signed a deal based on a false documentation submitted by LINE+;

F. If the implementation of the Agreement is not feasible or the purpose of the Agreement cannot be reached within the agreed period by either NAVER or LINE+;

G. In case NAVER or LINE+ has violated, failed to implement the obligation defined herein this Agreement or has violated the related legislation and been requested of the correction from one party within a set period that exceeds seven (7) days, however failed to make a correction during the period;

H. If either NAVER or LINE+ has violated the duty of confidentiality defined herein.

3. The termination of the Agreement according to Article 12 does not impose any influence upon claim for damages.

Article 13. Continuance Guarantee of the Agreed Tasks

1. Should the Agreement be cancelled or terminated due to a reason attributable to LINE+ while performing the agreed tasks or if the duties defined under the Agreement are actually unimplemented, NAVER shall possess the right to directly perform the duties set herein or consign the said task to a third party in order to maintain the continuance of work defined hereunder and LINE+ shall actively cooperate to this decision.

2. The stipulation of Article 13 shall be applied within a scope available and reasonably necessary to maintain the continuation of work defined in the Agreement and there shall not be an additional cost inflicted, as a principle, such as payment of additional compensation for the implementation of the duties defined in this Article 13.

3. The stipulation defined herein in Article 13 shall be primarily applied over other provisions of this Agreement and shall not infringe upon the rights of a third party.

Article 14. External Promotion

1.	In case either NAVER or LINE+ exposes any press release or promotional document externally in relation to this Agreement, the disclosing party shall consult with the counterpart in advance at all times.

2.	Should one party experiences tangible or intangible loss from the violation of the stipulation defined in Article 14, the party at fault shall bear the responsibilities to compensate for the incurred damages.

Article 15. Compliance with Related Legislation

NAVER may request LINE+ to abide by related legislation including ‘Act on the Prohibition of Discrimination of Disabled Persons, Remedy against Infringement of their Rights, etc.’ and in such case LINE+ shall offer deliverables produced in compliance with such legislation.

Article 16. Matters Undefined in the Agreement

Matters that are not defined herein and the interpretation of the Agreement shall conform to the related legislation and business practice.

Article 17. Governing Law and Jurisdiction

The conflicts and lawsuits occurring in relation to the Agreement shall be brought to the Seoul Central District Court as the exclusive jurisdiction according to the laws of Republic of Korea.

[Attachment 1] Confidentiality Pledge

NAVER and LINE+ hereby sign the pledge to bear confidentiality obligation (hereinafter “Pledge”) mutually as defined below when proceeding with the Agreement.

Article 1. Purpose of the Pledge and Definition of “Information”

1.	The purpose of the Pledge is to define confidentiality obligation which limits NAVER and LINE+ from exposing information that one party has possessed or acquired to a third party in the course of executing the “Agreed Tasks.”

2.	The “Information” herein this Pledge refers to all technology, business contents, report issued accordingly with execution of task or entire deliverables that either NAVER or LINE+ offers to the counterpart and such information does not require to be designated particularly as confidential. Should NAVER or LINE+ requires to expose the Information to a third party, it must acquire prior consent from the other party depending on the target, level and scope of the exposure.

Article 2. Obligation to Confidentiality

1.	Information recipient must abide by the following conditions.

A.	Strictly handle provided “Information” as confidential at all times.

B.	Information recipient may only use the provided “Information” within a scope required for the task agreed upon mutually between NAVER and LINE+ and if necessary, may make a copy version upon acquiring the consent from LINE+.

C.	Information recipient shall expose the Information only to the internally related personnel when required and notify of the confidentiality obligation stipulated in the Agreement to the same and receive a memorandum to guarantee the compliance with the confidentiality.

D.	Information and deliverables shall not be leaked or provided externally or to a third party at all times.

2.	If the information recipient can prove that he/she falls under the purview of below items to LINE+, abovementioned confidentiality obligation shall not be applicable.

A.	If the information has been developed independently by the information recipient and completely apart from LINE+.

B.	If the information could have been obtained publicly

C.	Information that the information recipient has acquired upon receiving confirmation that such information is not a confidential or information proved to be not confidential through document possessed by information recipient.

D.	Information which is exposed originally by LINE+. However the scope shall only be valid within the target and range designated by a written consent.

E.	When the information requires to be exposed by valid order of government or court.

However, the exposure shall only be confined to the range where the order has been made to and in such case, the information recipient must notify of the fact to the original information provider and allow LINE+ to take proper protective measure.

3.	The information must not be exposed to subsidiary company, let alone to a third party. However, if the subsidiary company is set as the related party for this Pledge then it shall be considered as an exception.

4.	The information provider confirms that the exposure of information based on the Pledge does not mean granting of exercise and use right to the trademark, patent, copyrights and other intellectual property rights.

5.	All information is exclusively owned by original information provider. Also, any document that includes the information of similar kind must be returned to the original provider if this Agreement is terminated or invalidated or if the recipient deems that such information is no longer necessary. The information recipient must return all documents which include all information (including the duplicate version) immediately upon the request by the provider.

Article 3. Effectiveness

The confidentiality obligation set forth herein this Pledge shall remain for three (3) years, regardless of the reason, even when the Agreement is cancelled, terminated for invalidated.

Article 4. Compensation for Damage

Should there be any damage or loss inflicted from information recipient’s violation of the confidentiality obligation set forth herein, the party at fault shall compensate for the damage to LINE+.

[Attachment 2] Statement of Consigned Work

Category	Major Items	Details
Game Selection	Select game for partnership Research related market

•      Select feasible game

•      Establish detailed partnership condition for game business/detailed consultation

•      Prospect/analyze the performance as opposed to the injected marketing budget

•      Apprehend external circumstances

Plan	Establish and plan marketing strategy Promotion planning Advertisement planning Media planning

•      Establish and plan overall marketing communication strategy

•      Plan concrete promotion and action plan (incl. partnership of affiliates)

•      Plan advertisement and events required for marketing communication

•      Plan marketing media

Production	Produce advertisement material

•      Produce advertisement draft and copy required for the entire marketing activities

•      Select outsourcing company and proposal

•      Select advertisement model and propose/negotiate conditions

•      Select/propose advertisement material for each media (producing and managing all advertisement material used in TVC, outdoor advertising, banners for internal marketing via online video and external media)

Category	Major Items	Details
Operation & Management	Campaign operation Reporting Analyze effect from partnership

•      Manage campaign schedule and media

•      Manage outsourcing firm

•      Coordinate the detailed marketing operation policy

•      Manage game user acquisition rate and other information

•      In charge of overall marketing management and operation including the analysis of effect from marketing execution once a month

•      Other related works required for executing events

•      Drafting report on marketing performance analysis and sharing with related parties